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                                                                    Exhibit 5.03


                               HUNTON & WILLIAMS
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                         Richmond, Virginia  23219-4074
                            Telephone (804) 788-8200
                            Facsimile (804) 788-8218


                                  May 10, 1995


Kentucky Utilities Company
One Quality Street
Lexington, Kentucky 40507

Ogden Newell & Welch
1200 One Riverfront Plaza
Louisville, Kentucky 40202

Jones, Day, Reavis & Pogue
77 West Wacker
Chicago, Illinois 60601-1692

                           Kentucky Utilities Company
                           --------------------------

Dear Sirs:

          We have examined the Registration Statement on Form S-3 (the "Registration Statement") of Kentucky Utilities Company (the "Company"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended, of $13,000,000 in aggregate principal amount of the Company's First Mortgage Bonds to be issued pursuant to the Indenture of Trust, dated May 1, 1947, from the Company to Bank of America Illinois (the "Trustee") and Robert J. Donahue (collectively, the "Trustees"), as heretofore amended and supplemented and as further supplemented by one or more proposed Supplemental Indentures (collectively the "New Supplemental Indentures" and each a "New Supplemental Indenture"). Each New Supplemental Indenture will relate to one or more series of Bonds and will set forth the maturity, interest rate, payment dates and certain other terms and conditions of such series of Bonds. The Indenture of Trust as supplemented by the New Supplemental Indenture is herein referred to as the "Indenture."

          Based upon our examination of Virginia law and such documents, records and matters of law as we have considered necessary for the purposes of this opinion, and subject to the qualifications stated herein, we are of the opinion that:
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          1.  The Company is a corporation duly organized and existing under the laws of the Commonwealth of Virginia.

          2. The Indenture, other than the New Supplemental Indentures, constitutes a valid and binding instrument of the Company.

          3. Subject to the conditions set forth below, each New Supplemental Indenture, the preliminary form of which is filed as an exhibit to the Registration Statement, upon the appropriate completion thereof, will be a valid and binding instrument of the Company and each series of Bonds will be duly authorized, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, except as enforcement of the provisions of the Indenture may be limited by insolvency, moratorium and other similar laws of Virginia affecting the enforcement of creditors' rights generally, and except as enforcement of provisions of the Indenture may be limited by the laws of Virginia affecting the remedies for the enforcement of the security provided for in the Indenture.

          The foregoing opinions are subject to the satisfaction of the following conditions:

          (a) the due adoption by the Board of Directors of the Company or the Executive Committee thereof of appropriate resolutions authorizing the execution and delivery of each New Supplemental Indenture and the execution, authentication, issuance and sale of each series of Bonds;

          (b) the issuance of an order by the Virginia State Corporation Commission (the "SCC") authorizing, approving or permitting the issuance and sale of the Bonds by the Company;

          (c) the due execution and delivery of each New Supplemental Indenture by the parties thereto, in substantially the form of the proposed New Supplemental Indenture filed as Exhibit 4.02 to the Registration Statement and the form of the Supplemental Indenture approved by the authorizing resolutions of the Board of Directors of the Company or the Executive Committee thereof, and the filing of the Indenture for record as required by law; and

          (d) the due execution of each series of Bonds by the Company and the authentication thereof by the Trustee, in accordance with the terms of the Indenture; and the issuance and sale of each series of Bonds by the Company against receipt by it of the agreed consideration therefor and in accordance with such authorization of the Board of Directors of the Company or the Executive Committee thereof and with the order of the SCC referred to above.

          This opinion may be relied upon by the Company, Ogden Newell & Welch, and Jones, Day, Reavis & Pogue for purposes of the

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transaction described in the first paragraph hereof.  We are members of the Bar of the Commonwealth of Virginia, and in rendering this opinion, our examination of law has been limited to, and we express no opinion as to the laws of any jurisdiction other than, the laws of the Commonwealth of Virginia. For purposes of this opinion, we express no opinion with respect to the requirements of any state securities or "blue sky" laws.

          We hereby consent to the filing of this opinion as Exhibit 5.03 to the Registration Statement.


                                          Very truly yours,

                                          /s/ Hunton & Williams

                                          HUNTON & WILLIAMS

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